3:
Exhibit 21 - Subsidiaries of Tyson Foods, Inc.

Entity Name	Place of Incorporation

TYSON FOODS, INC.	Delaware
AAFC International, Inc.	U.S. Virgin Islands
Global Employment Services, Inc.	Delaware
Gorges Foodservice, Inc.	Texas
National Comp Care, Inc.	Delaware
Oaklawn Capital Corporation	Delaware
Oaklawn Capital-Mississippi, L.L.C.	Mississippi
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson Breeders, Inc.	Delaware
Tyson Export Sales, Inc.	U.S. Virgin Islands
Tyson Foreign Sales, Inc.	Barbados
Tyson International Company, Ltd.	Bermuda
Tyson Marketing, Ltd.	Ontario, Canada
Tyson Mexican Original, Inc.	Delaware
Tyson Poultry, Inc.	Delaware
Tyson Receivables Corporation	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Seafood Group-Japan, Inc.	Japan
Tyson Shared Services, Inc.	Delaware
Universal Plan Investments	Hong Kong
World Resource, Inc.	Delaware

TYSON CHICKEN, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware
Hudson Foods Foreign Sales, Inc.	U.S. Virgin Islands
Meat Products Exports, Inc.	U.S. Virgin Islands
Hudson Midwest Foods, Inc.	Nebraska
271
TYSON FARMS, INC. (Subsidiary of Tyson Foods, Inc.)	North Carolina
Nacrail, LLC	Delaware

TYSON INTERNATIONAL HOLDING COMPANY (Subsidiary of Tyson Foods, Inc.)	Delaware
Benton Sales, Ltd.	British Virgin Islands Corporation
Oaklawn Sales, Ltd.	British Virgin Islands Corporation
T-PM Holding Company	Delaware
Shandong Tyson-Da Long Food Company, Ltd.	China

IBP, inc. (Subsidiary of Tyson Foods, Inc.)	Delaware
The Bruss Company	Illinois
Tyson Processing Services, Inc.	Delaware
IBP Finance Company of Canada	Nova Scotia
The IBP Foods Co.	Delaware
IBP Foreign Sales Corporation	Guam
IBP Hog Markets, Inc.	Delaware
IBP Redevelopment Corporation	Missouri
IBP Service Center Corp.	Delaware
IBP of Wisconsin, Inc.	Delaware
Madison Foods, Inc.	Delaware
PBX, inc.	Delaware
Rural Energy Systems, Inc.	Delaware
Texas Transfer, Inc.	Texas

Lakeside Farm Industries, Ltd. (Subsidiary of IBP, inc.)	Canada
Lakeside Feeders Ltd.	Alberta, Canada

IBP Carribean, Inc. (Subsidiary of IBP, inc.)	Cayman Islands
Mainstream Holding Limited	Hong Kong
Shanghai DCH Jinshan Company Ltd.	China
272
IBP Branded Foods, Inc. (Subsidiary of Foodbrands America, inc.)	Delaware
CBFA Management Corp.	Delaware
IHC Acquisition Corp.	Delaware
Iowa Ham Canning, Inc.	Iowa
Jac Pac Foods, Ltd.	Delaware
Houston Processing I, Inc.	Delaware
Houston Processing II, Inc.	Texas
ITC, LLC	Oklahoma
International Trading Co, Ltd.	Texas
KH General, Inc.	Texas
Kitty Hawk I, Inc.	Delaware
Carolina Brand Foods, LLC	North Carolina
Wright Brand Foods, Ltd.	Texas

IBP International Inc. (Subsidiary of IBP, inc)	Delaware
Carneco Foods, LLC	Oklahoma
IBP International, Inc. Asia	Delaware
IBP International, Inc. Europe	Delaware

IBP/JOINT VENTURES AND PARTNERSHIPS
IBP Hudson Enterprises, LLC	Delaware
ID Casing, LLC	Delaware
Shandong Sand's Food and Development Co., Ltd.	China (Inactive)

IBP FOODSERVICE, LLC (Subsidiary of IBP, inc.	Delaware

FOODBRANDS AMERICA, INC. (Subsidiary of IBP Foodservice, LLC)	Delaware
Jos. Copperfield & Sons, Inc.	Delaware
Foodbrands Supply Chain Services, Inc.	Delaware
Forrest City Foods, LLC	Arkansas
Wilton Foods, Inc.	New York
Supreme Processed Foods, Inc.	Delaware
273
Continental Deli Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
Brennan Packing Co., Inc.	Delaware
HMFS Holdings, Inc.	Delaware
H & M Food Systems Company, Inc.	Delaware
Prepared Foods, Inc.	Texas

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
DFG Foods, LLC	Oklahoma

Doskocil Food Service Company, LLC (Subsidiary of Continental Deli Foods, Inc.)	Oklahoma
Doskocil Investments Corporation	Oklahoma
Doskocil Food Service Company-Texas, LP	Texas
Doskocil Food Service Company-Jefferson LP	Wisconsin
TNT Crust, Limited Partnership	Wisconsin

FBAI Investments Corporation (Subsidiary of Foodbrands America, Inc.)	Oklahoma
KPR Holdings, LP	Delaware

Zemco Industries, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
Condyne-Jordan's LLC	Maine

JOINT VENTURES/PARTNERSHIPS
Tyson de Mexico, S.A.de C.V.	Mexico
Shanghai Ocean Wealth Products Corp.	China
Fil-Am Foods, Inc.	Philippines
Filagri Holdings, Inc.	Philippines
Commerce Ventures, LLC	Delaware
eFS Network, Inc.	Delaware
274
COBB-VANTRESS, INC. (Subsidiary of Tyson Foods, Inc.)	Delaware
The Cobb Breeding Company Limited	United Kingdom
Cobb Espanola S.A.	Spain
Cobb - Vantress Brazil LTDA	Brazil
Gen Ave, S.A.	Argentina
Matsusaka Farm Co. Ltd.	Japan
Breeder Master, Inc.	Philippine
Progenitores Avicola, C.A.	Venezuela
P.T. Cobbindonasa Nunggal	Indonesia
Venco Research and Breeding Farm, Ltd.	India
Reproductores Cobb	Argentina
Ping Shan Cobb-Vantress, Ltd. (PSCV)	Hong Kong
Sui Ping Cobb-Vantress, Ltd	China
Cobb Holland B.V.	The Netherlands
Cobb Breeders B.V.	The Netherlands

Cobb Breeding Company Ltd. (UK Corp) - CBC	United Kingdom
Cobb Denmark A/S (Denmark Corp)	Denmark
Cobb-Poland B.V. (Poland Corp)	Poland
Cobb-Turkey	Turkey
Cobb-France ( Inactive)	France
275